Exhibit 10.10

WHITEHAWK INCOME CORPORATION

RESTRICTED STOCK UNIT GRANT AGREEMENT

EMPLOYEE

THIS RESTRICTED STOCK UNIT GRANT AGREEMENT (this “Agreement”) is made as of ____________________ (the “Date of Grant”) by and between WhiteHawk Income Corporation, a Delaware corporation (the “Company”), and ____________________ (the “Grantee”).

WHEREAS, the Company has adopted the WhiteHawk 2026 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interest of the Company to grant to Grantee the Restricted Stock Units described herein on the terms and conditions hereinafter set forth; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock Units.

1.1 Pursuant to Section 9 of the Plan, the Company hereby issues to the Grantee on the Date of Grant an Award consisting of, in the aggregate, ____________________ Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit granted under this Agreement represents the right to receive one share of Common Stock (each a “Share” of “Stock”), subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

1.2 The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Restricted Stock Unit Account”). The Restricted Stock Units represent an unfunded, unsecured obligation of the Company. Neither the Restricted Stock Units nor any amounts credited to the Restricted Stock Unit Account represent any interest in or claim to any fund or specific assets of the Company. Unless and until the Restricted Stock Units vest and Shares are issued and delivered in respect of the vested Restricted Stock Units as provided in Section 3 and Section 6 hereof, the Restricted Stock Units represent hypothetical Shares of Stock. While the Restricted Share Units are granted to Grantee as of the Date of Grant, the Grantee shall not have any rights and/or privileges of a stockholder with respect to any Shares that may be issued in respect of the Restricted Stock Units unless and until the Restricted Stock Units shall have vested and the underlying Shares have been issued and delivered to Grantee in accordance with this Agreement.

2. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

3. Vesting.

3.1 Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date(s), the Restricted Stock Units, or equivalent value units as mutually agreed upon by the Company and Grantee, will vest in accordance with the following schedule (the period during which restrictions apply, the “Restricted Period”):

Vesting Date	Number of Restricted Stock Units That Vest
One Year Anniversary of the Vesting Commencement Date	25.00%
Two Year Anniversary of the Vesting Commencement Date	25.00%
Three Year Anniversary of the Vesting Commencement Date	25.00%
Four Year Anniversary of the Vesting Commencement Date	25.00%

Once vested, the Restricted Stock Units become “Vested Units.” “Vesting Commencement Date” shall mean the Date of Grant.

3.2 The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates for any reason other than due to death or Disability at any time before all of their Restricted Stock Units have vested, the Grantee’s unvested Restricted Stock Units shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement; provided that, if the Grantee’s Continuous Service is terminated by the Company other than for Cause, the unvested Restricted Stock Units shall remain outstanding and eligible to vest for ninety (90) days following such termination if there is a Change of Control consummated during such ninety (90) day period and if a Change of Control is not consummated during such period, any Restricted Stock Units that were unvested as of such termination shall be forfeited. If the Grantee’s Continuous Service terminates as a result of the Grantee’s death or Disability, 100% of the unvested Restricted Stock Units shall vest as of the date of such termination.

3.3 The foregoing vesting schedule notwithstanding, 100% of the Grantee’s unvested Restricted Stock Units shall vest as of the date of: (i) (x) a Change of Control and (y) within ninety (90) days of such Change of Control, the termination of Grantee’s Continuous Service by the Company other than for Cause or (ii) such other transaction or event as may be determined by the Board in its sole discretion. If the Restricted Stock Units do not vest as provided above, then the Restricted Share Units shall be forfeited as of the applicable termination date.

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective, and if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company. Prior to a Liquidity Event, no Shares acquired on settlement of the RSUs may be transferred or disposed of in any way by the Grantee, except by will or the laws of descent and distribution, or pursuant to this Agreement. In the event of any attempted transfer or disposition in violation of this Agreement, including, without limitation, levy or attachment, execution, or similar process upon the rights or interests hereby conferred, the Board may terminate the Shares subject to such attempted transfer or disposition by notice to the Grantee and those Shares, in which case all rights hereunder with respect thereto shall thereupon become null and void.

5. Rights as Shareholder; Dividends.

5.1 The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.

5.2 Upon and following the settlement of the Restricted Stock Units, the Grantee shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

5.3 If, prior to the settlement date, the Company declares a cash or stock dividend on the shares of Common Stock, then, on the payment date of the dividend, the Grantee shall be paid an amount in cash or stock, depending on the type of dividend paid to holders of Common Stock, equal to the dividend per share of Common Stock with respect to each Restricted Stock Unit granted hereunder

6. Settlement of Restricted Stock Units.

6.1 Subject to Section 9 hereof, promptly following the vesting date, and in any event no later than two and one half months after the end of the calendar year in which such vesting occurs, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units; and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.

6.2 To the extent that the Grantee does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Grantee has no right or interest in any Restricted Stock Units that are forfeited.

7. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant, or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

8. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 13 of the Plan.

9. Tax Liability and Withholding.

9.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Board deems necessary to satisfy all obligations for the payment of such withholding taxes. The Board may permit the Grantee to satisfy any federal, state, or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

9.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10. Public Offering and Lock-Up Agreement. The Grantee agrees that upon the listing of any Company stock on a national securities exchange or a quotation through a national quotation system, the Company (or a representative of the underwriters) may require that the Grantee not sell or otherwise dispose of any shares of Common Stock during such period (not to exceed 180 days) following the effective date of the registration statement. The Grantee further understands that the Company may impose stop-transfer restrictions with respect to securities subject to these restrictions until the end of such period. This Award may be assumed under any equity incentive plan adopted by the Company (or the issuer) in connection with such public offering.

11. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, and any state securities commission or any stock exchange to effect such compliance.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to an executive officer the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14. Clawback/Forfeiture. By accepting the Restricted Stock Units, the Grantee acknowledges that the Restricted Stock Units are subject to clawback or forfeiture in accordance with this Section 14 of the Plan.

14.1 Detrimental Activity. If the Grantee has engaged or engages in Detrimental Activity, the Board may cancel the Restricted Stock Units or require the Grantee to forfeit any gain realized on the settlement of the Restricted Stock Units and repay the gain to the Company.

14.2 Repayment of Excess Amounts. If the Grantee receives any amount in excess of what the Grantee should have received under the terms of the Plan and this Agreement for any reason (including by reason of a financial restatement), then the Grantee shall be required to repay any such excess amount to the Company.

14.3 Compliance with Applicable Laws. The Restricted Stock Units are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with Applicable Laws.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Board for review. The resolution of such dispute by the Board shall be final and binding on the Grantee and the Company.

16. Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, and administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20. Amendment. The Board has the right to amend, alter, suspend, discontinue, or cancel the Restricted Stock Units, prospectively or retroactively; provided, that no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

21. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

22. No Impact on Other Benefits. The value of the Grantee’s Restricted Stock Units is not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

24. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement, or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Grantor:

WHITEHAWK INCOME CORPORATION

By:
Name:
Title:

Grantee:

Name:

Acknowledgment and Agreement of Spouse

The undersigned spouse of the Grantee acknowledges that they have read this Agreement and agree to be bound by its terms to the extent that the Grantee has executed such document.

Name:

Declaration of Unmarried Status

The Grantee hereby declares that they are not married as of the date hereof.

Name: